BELL TECHNOLOGY GROUP LTD.

                                U.S.$160,000,000

            160,000 Units Consisting of 13% Senior Notes due 2005 and
              Warrants to Purchase 563,200 Shares of Common Stock

                               PURCHASE AGREEMENT

                                                              New York, New York

                                                                  April 24, 1998

ING Baring (U.S.) Securities, Inc.
135 East 57th Street
New York, New York  10022

Ladies and Gentlemen:

      Bell Technology Group Ltd., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to ING Baring (U.S.) Securities, Inc. (the "Initial Purchaser") 160,000 units (collectively, the "Units"), each Unit consisting of $1,000 principal amount of 13% Senior Notes due 2005 (the "Initial Notes") of the Company and one warrant (each a "Warrant"), each Warrant initially entitling the holder thereof to purchase 3.52 shares of common stock, par value $0.01 per share (the "Common Stock"; and such shares of Common Stock underlying the Warrants are herein referred to as the "Warrant Shares"), of the Company. The Initial Notes are to be issued pursuant to an Indenture, dated as of April 30, 1998, (the "Indenture"), between the Company and Marine Midland Bank, as indenture trustee (the "Trustee"), and the Warrants are to be issued pursuant to a Warrant Agreement, dated as of April 30, 1998 (the "Warrant Agreement"), between the Company and Marine Midland Bank, as warrant agent (the "Warrant Agent"). The Initial Notes and the Warrants will not trade separately until the earliest to occur of (i) 180 days after the date of issuance; (ii) a Change of Control;
(iii) the occurrence of an Event of Default; (iv) the date on which a registration statement under the Securities Act of 1933, as amended (the Securities Act"), with respect to the Initial Notes or an Exchange Offer (as defined below) for the Initial Notes is declared effective, or (v) such earlier date as determined by the Initial Purchaser (such earliest date, the "Separation Date"). The Units, the Initial Notes and the Warrants are more fully described in the Offering Memorandum referred to
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below. The Initial Notes and the 13% Senior Notes due 2005 (the "Exchange
Notes") issuable in exchange therefor pursuant to an effective registration statement under the Securities Act, as provided in the Registration Rights Agreement (as defined below), are collectively referred to herein as the "Notes." The Units, the Notes and the Warrants are collectively referred to herein as the "Securities." The offering of the Securities by the Company is referred to herein as the "Offering." Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture and the Registration Rights Agreement (as defined below), as the case may be.

      It is understood that the Initial Purchaser will offer and resell some or all of the Units in the United States to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and may offer and resell a portion of the Units outside the United States to certain persons in reliance on Regulation S under the Securities Act. Such persons specified in the preceding sentence being referred to as the "Eligible Purchasers."

      Holders (including subsequent transferees) of the Initial Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"; the form of which is attached as Exhibit A hereto), to be dated the Delivery Date (as defined in Paragraph 4) and holders (including subsequent transferees) of the Warrants will have the registration rights set forth in the warrant registration rights agreement (the "Warrant Registration Rights Agreement"; the form of which is attached as Exhibit B hereto), to be dated the Delivery Date for so long as such Notes, Warrants or any Warrant Shares constitute "Transfer Restricted Securities" (as defined in each such agreement, respectively). Pursuant to the Registration Rights Agreement, the Company will file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Exchange Notes to be offered in exchange for the Initial Notes (the "Exchange Offer") and (ii) under certain conditions, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to resales by Holders of the Initial Notes, and will use its best efforts to cause such registration statements to be declared effective and to consummate the Exchange Offer.

      Pursuant to the Indenture, on the Delivery Date, the Company will deposit approximately $57 million out of the net proceeds of the Offering into the Escrow Account (the "Escrow Account") held by the Trustee, for the benefit of the Holders of the Notes, in such amount as will be sufficient to provide for payment in full of the first six scheduled interest payments due on the Notes; such deposit shall be made pursuant to the Escrow and Security Agreement, to be dated the Delivery Date (the "Escrow Agreement").

      This Agreement, the Securities, the Warrant Shares, the Indenture,


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the Warrant Agreement, the Registration Rights Agreement, the Warrant
Registration Rights Agreement and the Escrow Agreement are sometimes referred to herein collectively as the "Operative Documents."

      1. Representations and Warranties. The Company represents, warrants and agrees to and with the Initial Purchaser that:

      (a) The Company has prepared a preliminary confidential offering memorandum dated March 27, 1998 (the "Preliminary Offering Memorandum"), and a final confidential offering memorandum dated the date hereof (the "Offering Memorandum") relating to the Securities. Copies of such Preliminary Offering Memorandum and such Offering Memorandum have been delivered by the Company to the Initial Purchaser and the Company has authorized the Initial Purchaser to distribute copies thereof, in connection with the offering and resale of the Securities. The Preliminary Offering Memorandum did not, as of its date, and the Offering Memorandum does not, as of the date hereof, and will not, as of the Delivery Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum and the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser expressly for inclusion therein. The only information relating to the Initial Purchaser furnished by the Initial Purchaser to the Company for inclusion in the Preliminary Offering Memorandum and the Offering Memorandum is (i) the third full paragraph on page (iv) thereof concerning stabilization and (ii) the information contained under the caption "Plan of Distribution."

      In addition, the Preliminary Offering Memorandum and the Offering Memorandum contain all information with regard to the Company and the Securities which is material in the context of the issue and offering of the Securities (including all information which, according to the particular nature of the Company and of the Securities, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and of the rights attaching to the Securities), such information is true and accurate in all material respects and is not misleading, the opinions expressed relating thereto are honestly held and there are no other facts the omission of which makes any such information or the expression of such opinions misleading in any material respect.

      (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and engage in the business in which it is engaged or proposes to engage in as


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

described in the Preliminary Offering Memorandum and the Offering Memorandum. The Company is duly registered and qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify, individually or in the aggregate, would not have a material adverse effect on or affecting the business, assets, properties, condition (financial or other), stockholders' equity, prospects or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the rules and regulations under the Securities Act (the "Rules and Regulations")) other than NAFT International Ltd., a New York corporation ("NAFT"), PFM Communications, Inc., a New York corporation ("PFMC"), NAFT Computer Service Corp., a New York corporation ("NCS"), Gamenet Corporation, a New York corporation ("Gamenet"), and Bluestreak Digital, Inc., a New York corporation ("Bluestreak;" collectively, the "Subsidiaries"). The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity, other than the Subsidiaries. Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate its properties and conduct the business in which it is engaged or proposes to engage in and is duly registered and qualified as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify, individually or in the aggregate, would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of any lien, adverse claim, mortgage, pledge, security interest, charge, equity or other encumbrance (each a "Lien"), except as described in the Preliminary Offering Memorandum and the Offering Memorandum. Complete and correct copies of the certificates of incorporation and of the bylaws (or other organizational or constitutive documents) of the Company and each of the Subsidiaries, and all amendments thereto, have been delivered to the Initial Purchaser, and no changes will be made therein subsequent to the date hereof and prior to the Delivery Date.

      (c) The Company has an authorized capitalization as of December 31, 1997 as set forth in the Preliminary Offering Memorandum and the Offering Memorandum and there has been no material change in its capitalization since that date. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The authorized and outstanding capital


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

stock of the Company conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum (and such description correctly states the substance of the provisions of the instruments defining the capital stock of the Company). Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no outstanding rights (including, without limitation, preemptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any share of capital stock or other equity interest or ownership interest in the Company or any of its Subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest or ownership interest in the Company or any of its Subsidiaries or any such convertible or exchangeable securities or instruments or any such rights, warrants or options.

      (d) Except as otherwise set forth in the Preliminary Offering Memorandum and the Offering Memorandum, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending or, to the knowledge of the Company, threatened or contemplated, as to which the Company or any of the Subsidiaries is or will be, a party or as to which the business, assets or property of the Company or any of the Subsidiaries is or will be, subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or official, and (C) no injunction, restraining order or order of any nature that has been issued by a federal or state court or foreign court of competent jurisdiction to which the Company or any of the Subsidiaries is or will be subject or affecting the business, assets or property of the Company or any of the Subsidiaries that could, in the case of clauses (A), (B) and (C), individually or in the aggregate, have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations under the Operative Documents or be otherwise material in the context of the sale of the Securities. There are no legal or administrative proceedings, statutes, contracts or documents concerning the Company or any of the Subsidiaries of a character that would be required to be described in a registration statement on Form SB-2 under the Securities Act that is not described in the Preliminary Offering Memorandum and the Offering Memorandum.

      (e) Arthur Andersen LLP (the "Accountants"), who have examined and performed an audit on the financial statements, together with the related schedules and notes, of the Company included in the Preliminary Offering Memorandum and the Offering Memorandum, are independent public accountants within the meaning of the Securities Act and the Rules and Regulations. The financial statements of the Company, together with the related notes, included in the Preliminary Offering Memorandum and the Offering Memorandum, fairly present the financial position and the results of operations, cash flows and changes in financial position of the Company and its Subsidiaries purported to be shown thereby, at the respective dates and for the respective periods to which they apply. All financial statements, together with the related notes, included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared in accordance with generally accepted accounting principles as in effect in the United States, consistently applied throughout the periods involved except as may be otherwise stated in the Preliminary Offering Memorandum and the Offering Memorandum. The selected and summary financial and statistical data included in the Preliminary Offering Memorandum and the Offering Memorandum present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. There are no other financial statements or schedules of a character that would be required to be included in a registration statement on Form SB-2 under the Securities Act that are not included in the Preliminary Offering Memorandum and the Offering Memorandum.

      (f) Subsequent to the respective dates as of which information is given in the Preliminary Offering Memorandum and the Offering Memorandum, there has not been (i) any loss or adverse change, or any development which is likely to result in a loss or adverse change, in or affecting the business, properties, management, assets, prospects, stockholders' equity, condition (financial or other), or results of operations of the Company or any of the Subsidiaries, (ii) any transaction entered into by the Company or any of the Subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by the Company or any of the Subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, which in any case described in (i), (ii), (iii), (iv) or (v) above, could, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has any material contingent obligation which is not disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and which is of a character that would be required to be included in a registration statement on Form SB-2 under the Securities Act.

      (g) Except as otherwise set forth in the Preliminary Offering Memorandum and the Offering Memorandum, (i) the Company and each of the Subsidiaries have good and marketable title to all properties and assets described in the Preliminary Offering Memorandum and the Offering Memorandum as being owned by it, free and clear of any Lien, except, individually and in the aggregate, Liens for taxes not yet due and payable and except such as do not materially and adversely affect the value of such property and assets and do not materially interfere with the use made or proposed to be made of such property or asset by the Company or such Subsidiary, (ii) the material agreements to which the Company and each of the Subsidiaries is a party are legal, valid and binding agreements, enforceable against the Company or such Subsidiary, as applicable, in accordance with their terms, except as the


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

enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity, and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or default under any of such agreements, and (iii) the Company and the Subsidiaries have valid and enforceable leases for the properties leased by them, and the Company and each such Subsidiary enjoys peaceful and undisturbed possession under all such leases with such exceptions as do not materially interfere with the use thereof made by the Company or such Subsidiary, and such leases conform in all material respects to the descriptions thereof, if any, set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

      (h) The Company and each of the Subsidiaries have all requisite power and authority (corporate and other), and all licenses, certificates, approvals, consents, concessions, qualifications, orders, registrations, authorizations and permits from all state, United States, foreign and other governmental and regulatory agencies, bodies and authorities ("Permits") that are material to the conduct of the business of the Company and each of the Subsidiaries as such business is currently conducted and reasonably believes that it will be able to obtain such Permits that are material to the conduct of the business of the Company and each of the Subsidiaries as such business is proposed to be conducted as described in the Preliminary Offering Memorandum and the Offering Memorandum, except for such Permits the failure of which to hold would not, individually or in the aggregate, have a Material Adverse Effect, all of which are valid and in full force and effect (and there is no proceeding pending or, to the best knowledge of the Company, threatened which may cause any such Permit to be withdrawn, canceled, suspended or not renewed). The Company and the Subsidiaries are not in violation of, or in default under, and have fulfilled and performed all their obligations with respect to such Permits, other than those obligations which would not, individually or in the aggregate, have a Material Adverse Effect and no event has occurred which allows or would allow revocation or termination thereof or result in any material impairment of the rights of the holder of any such Permit. The Company and the Subsidiaries are not (i) in violation of their respective certificates of incorporation, as amended, or bylaws, as amended or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, deed of trust, bond, note, lease, license or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each a "Contract"), or in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency, body or authority, except in the case of this clause (ii) for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations under the Operative

Documents or be otherwise material in the context of the sale of the Securities. Except as otherwise set forth in the Preliminary Offering Memorandum and the Offering Memorandum, the Company and each of the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, inventions, copyrights, manufacturing processes, formulae, trade secrets, know-how, franchises, and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and material intangible property and assets (collectively, "Intellectual Property") necessary to the conduct of their business as currently conducted and reasonably believes that the Company and each of the Subsidiaries will be able to own or possess adequate licenses or other rights to use all Intellectual Property necessary to the conduct of their business as proposed to be conducted as described in the Preliminary Offering Memorandum and the Offering Memorandum. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use any of such Intellectual Property. The Preliminary Offering Memorandum and the Offering Memorandum fairly and accurately describe the Company's rights with respect to any such Intellectual Property. The Company is not aware of any claim to the contrary and neither the Company nor any of the Subsidiaries has received any written notice of infringement or of conflict with asserted rights or claims of others with respect to any Intellectual Property which could, individually or in the aggregate, have a Material Adverse Effect.

      (i) The Company and each of the Subsidiaries have filed on a timely basis with the appropriate taxing authorities (or have received an extension for filing with respect to) all tax returns, reports and other information required to be filed by it (except where such failure to file would not, individually or in the aggregate, have a Material Adverse Effect), and each such tax return, report or other information was, when filed, accurate and complete; and, except as described in the Preliminary Offering Memorandum and the Offering Memorandum, each of the Company and the Subsidiaries has duly paid, or has made adequate provision for, all taxes required to be paid by it and any other assessment, fine or penalty levied against it, and to the best of the Company's knowledge, no tax deficiency is currently asserted or contemplated against the Company or any of the Subsidiaries.

      (j) The Company and each of the Subsidiaries maintains insurance of the types and in the amounts adequate for their business as presently conducted and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering product liability and real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

      (k) Neither the Company nor any of the Subsidiaries is involved


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in any labor dispute, disturbance, lockout, slowdown or stoppage of employees, and, to the best knowledge of the Company, no such dispute or disturbance is threatened or imminent.

      (l) The Company and each of the Subsidiaries (i) are in compliance with any and all applicable United States, state and local environmental laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental bodies and authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their businesses as currently conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or threatened relating to the Environmental Laws or to the Company's or any of the Subsidiaries' activities involving Hazardous Materials. "Hazardous Materials" means any material or substance (i) that is prohibited or regulated by any Environmental Law or (ii) that has been designated or regulated by any governmental body or authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

      (m) To the Company's knowledge, neither the Company nor any of the Subsidiaries has engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's or any of the Subsidiaries' properties or former properties, except where such use, manufacture, transportation or storage is in compliance with Environmental Laws, or to the extent such activity would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, no Hazardous Materials have been treated or disposed of on any of the Company's or any of the Subsidiaries' properties or on properties formerly owned or leased by the Company or any of the Subsidiaries during the time of such ownership or lease, except in compliance with Environmental Laws, or those that would not, individually or in the aggregate, have a Material Adverse Effect.

      (n) No payments or inducements were made or given, directly or indirectly, to any federal or local officials in any jurisdiction by the Company or by any of the Subsidiaries, by any of their officers, directors, employees or agents or, to the best knowledge of the Company, by any other person in connection with any opportunity, agreement, license, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any of the Subsidiaries, except for such payments or inducements as were lawful under applicable written laws, rules and regulations, and neither the Company nor any of the Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;
(ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or the Subsidiaries.

      (o) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (p) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them, except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum.

      (q) The execution, delivery and performance by the Company of this Agreement, the other Operative Documents and the issuance and sale of the Securities and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action. Neither the issuance, offer, sale or delivery of the Securities, or the issuance or delivery of the Warrant Shares upon exercise of the Warrants, the execution, delivery and performance by the Company of the Operative Documents nor the compliance by the Company with all the provisions hereof and thereof nor the consummation of the transactions contemplated thereby and by the Preliminary Offering Memorandum and the Offering Memorandum, (i) will require any consent, approval, authorization, waiver or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency or other governmental body, agency, authority or official, except for such consents, approvals, authorizations, filings or other orders as have been obtained and which are in full force and effect (and other than those consents, approvals, authorizations, registrations or filings which are customary in connection with the performance by the Company of its obligations under the Escrow Agreement, the Registration Rights Agreement and the Warrant Registration Rights Agreement), (ii) conflicts with or will conflict with, or constitutes or will constitute a breach of or


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a default under, any of the terms or provisions of the certificate of incorporation or by-laws or other organizational or constitutive documents of the Company or any of the Subsidiaries, or (iii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default (or an event that with notice or the lapse of time or both would constitute a default) or the loss of any material benefit under, or the termination of, or will result in the creation or imposition of any Lien upon any property or assets of the Company or any of the Subsidiaries pursuant to, any Contract nor (iv) violates or conflicts with or will violate or conflict with any laws, regulations or administrative or court orders, injunctions, decrees or judgments applicable to the Company or any of the Subsidiaries or their respective properties or affecting any of their respective businesses.

      (r) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except to the extent that the provisions of Paragraph 7 hereof may be limited by applicable federal or state securities laws or unenforceable as against public policy.

      (s) The Indenture has been duly authorized, executed and delivered by the Company and, upon its execution and delivery by the Trustee, will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The description of the Indenture in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects. The Indenture is in a form which would meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

      (t) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and upon its execution and delivery by the Initial Purchaser, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), except to the extent that rights to indemnification thereunder may be limited by applicable federal or state


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

securities laws or unenforceable as against public policy. The description of the Registration Rights Agreement in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects.

      (u) The Warrant Agreement has been duly authorized, executed and delivered by the Company and upon its execution and delivery by the Warrant Agent, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The description of the Warrant Agreement in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects.

      (v) The Warrant Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, upon the execution and delivery thereof by the Initial Purchaser, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally, and
(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except to the extent that rights to indemnification thereunder may be limited by applicable federal or state securities laws or unenforceable as against public policy. The description of the Warrant Registration Rights Agreement in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects.

      (w) The Escrow Agreement has been duly authorized, executed and delivered by the Company and upon the execution and delivery thereof by the Trustee, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The description of the Escrow Agreement in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects. Upon the deposit of a portion of the net proceeds of the Offering on the Delivery Date in the Escrow Account and the subsequent purchase of the Pledged Securities to be held in the Escrow Account (such proceeds and Pledged Securities, together, the "Collateral"), the Company will be the sole beneficial owner of the Collateral and no Lien will exist upon the Collateral or the Escrow Account (and no right or option to acquire the same will exist in favor any other person or entity) except for the Lien in favor of the Trustee for the benefit of the

Holders of the Notes, to be created or provided in the Escrow Agreement, which shall constitute a first priority perfected pledge and security interest in and to all of the Collateral and the Escrow Account.

      (x) The Company has duly and validly authorized the issuance and sale of the Units. The Initial Notes have been duly and validly authorized for issuance and sale by the Company as contemplated by this Agreement and, on the Delivery Date, will have been duly executed by the Company and, when issued, authenticated and delivered in the manner provided for in this Agreement and the Indenture against payment of the consideration therefor specified herein and therein, the Initial Notes will constitute legal, valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the Initial Notes will constitute direct, senior indebtedness of the Company and will rank at least pari passu with each other and with all other present and future unsecured senior indebtedness of the Company. The description of the Initial Notes in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects.

      (y) The Company has duly and validly authorized the issuance and sale of the Warrants and, when issued and executed by the Company and countersigned in accordance with the terms of the Warrant Agreement and delivered on the Delivery Date against payment therefor in accordance with the terms hereof and thereof, the Warrants will be entitled to the benefits of the Warrant Agreement and will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting the creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The description of the Warrants in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects. The Warrants are exercisable into Warrant Shares in accordance with the terms of the Warrant Agreement. The Company has duly authorized and reserved for issuance the Warrant Shares and, when issued and paid for upon exercise of the Warrants in accordance with the terms of such Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

      (z) The Company has duly and validly authorized the issuance and exchange of the Exchange Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Exchange Notes will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the Exchange Notes will constitute direct, senior indebtedness of the Company and will rank pari passu with the Initial Notes. The description of the Exchange Notes in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects.

      (aa) The Company, is not now, and as a result of the offer and sale of the Securities in the manner contemplated in this Agreement and the Preliminary Offering Memorandum and the Offering Memorandum and the application of the net proceeds of such sale as described in the Preliminary Offering Memorandum and the Offering Memorandum, will not be, an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number or type of holders of the Company's securities.

      (bb) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the discount contemplated hereby.

      (cc) Neither of the Company nor any of the Subsidiaries or to the Company's knowledge, any of its or their officers, directors or affiliates (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities
Act) has taken or will take, directly or indirectly, any action designed to cause or to result in or that has constituted, or might reasonably be expected to cause or result in or constitute, under the Securities Exchange Act of 1934, as amended (the Exchange Act"), or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

      (dd) The Company has not distributed and will not distribute prior to the later of (i) the Delivery Date and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

      (ee) Neither the Company nor any of the Subsidiaries nor any of their affiliates (as defined in Regulation D) nor any person acting on its or their behalf has, directly or indirectly, engaged in or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Securities; the Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in "offshore transactions" as defined in such Regulation S; the sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act; the Company, each of the Subsidiaries and such affiliates and all persons acting on their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with offering the Securities outside the United States; and there is no substantial U.S. market interest (as defined in Regulation S) in the Company's debt or equity securities.

      (ff) The Company is a "reporting issuer," as defined in Rule 902 under the Securities Act.

      (gg) Except as otherwise set forth in this Agreement, the Registration Rights Agreement, the Warrant Registration Rights Agreement or the Preliminary Offering Memorandum and the Offering Memorandum, there are no holders of securities of the Company which by reason of the execution of this Agreement or any other Operative Document and the consummation of the transactions contemplated hereby or thereby, have the right to request or demand that the Company register any of its securities under the Securities Act.

      (hh) The Notes and the Warrants will, when issued, satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act and will not be of the same class (within the meaning of Rule 144A under the Securities Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act, or that is quoted on an automated inter-dealer quotation system.

      (ii) Neither the Company, the Subsidiaries nor any of their affiliates (as defined in Regulation D), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, or otherwise negotiated in respect of, any "security", as defined in the Securities Act, under circumstances that would require the registration of the Securities under the Securities Act.

      (jj) Neither the Company, the Subsidiaries nor any of their affiliates (as defined in Regulation D), nor any person acting on its or their behalf, directly or indirectly, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

      (kk) The Company has been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulation of the National Association of Securities Dealers, Inc.

      (ll) Other than as described in the Preliminary Offering Memorandum and the Offering Memorandum, there is no tax, duty, levy, impost, deduction, charge or withholding imposed by any political subdivision or taxing authority by virtue of the execution, delivery, performance or enforcement, or to ensure the legality, validity or admissibility into evidence, of this Agreement, the Indenture or any other Operative Document and neither is it necessary that the Securities be submitted to, or filed or recorded with, any court or other authority to ensure such legality, validity, enforceability or admissibility into evidence.

      (mm) All necessary actions, authorizations, conditions and things required to be taken, given, fulfilled and done by the Company on or prior to the date of this Agreement, have been, or on the Delivery Date, will have been taken, given, fulfilled and done in connection with (i) the issue of the Offering Memorandum;
(ii) the execution and delivery of this Agreement and the other Operative Documents; (iii) the execution, delivery and issuance of the Securities, (iv) the compliance with all provisions of the Securities, this Agreement, the Indenture and the other Operative Documents to be performed or complied with by such date.

      2. Purchase and Offering of the Units. On the basis of the representations, warranties and agreements contained in, and, upon the terms and subject to conditions of, this Agreement, the Company agrees to issue and sell to the Initial Purchaser 160,000 Units, and the Initial Purchaser agrees to purchase and pay for 160,000 Units at a price equal to the issue price of 100% of the principal amount of the Initial Notes (the "Issue Price"). The sale of the Units to the Initial Purchaser will be made without registration of the Units under the Securities Act, in reliance on the exemption therefrom provided by Section 4(2) of the Securities Act.

      3. Commissions and Fees. The Company agrees to pay to the Initial Purchaser a commission (the "discount") of 3.5% of the principal amount of the Initial Notes in consideration of the agreement by the Initial Purchaser to purchase the Units. The Initial Purchaser shall be entitled to deduct such discount from the Issue Price of the Units referred to Paragraph 2 hereof.

      4. Delivery and Payment. Subject to the terms and conditions and in reliance on the representations, warranties and agreements set forth herein, payment of the purchase price, less the discount referred to in Paragraph 3 and the expenses referred to in Paragraph 6, for the Units shall be made by the Initial Purchaser by wire transfer or by certified or official bank check payable in U.S. dollars in next-day funds by 11:00 A.M., New York City time, to the order of the Company or as it may direct, on April 30, 1998 or at such other date and time as may be determined by agreement between the Company and the Initial Purchaser. This date and time are sometimes referred to as the "Delivery Date." Such payment shall be made by the Initial Purchaser against delivery to it or its order by the Company of one or more duly issued and executed and, if applicable, authenticated, Units in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate amount of the Units sold (collectively, the "Global Unit"), each Global Unit consisting of $1,000 aggregate principal amount of Initial Notes in definitive form, registered in the name of Cede & Co., as nominee of DTC (the "Global Note"), and 160,000 Warrants in definitive form to purchase 563,200 shares of Common Stock, registered in the name of Cede & Co., as nominee of DTC (the "Global Warrant"). The Global Unit shall be made available to the Initial Purchaser for inspection at least two business days prior to the Delivery Date.

      5. Covenants. The Company agrees with the Initial Purchaser as follows:

      (a) The Company shall furnish without charge to the Initial Purchaser promptly on the date hereof, and hereafter from time to time as requested by the Initial Purchaser, such number of copies of the Offering Memorandum and each amendment and supplement thereto as the Initial Purchaser may reasonably request.

      (b) If at any time prior to the completion of the distribution of the Securities, as determined by the Initial Purchaser, any event occurs as a result of which in the reasonable judgment of the Company or of counsel for the Initial Purchaser or the Company, the Offering Memorandum, as then amended or supplemented, would contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly so notify the Initial Purchaser and will forthwith prepare an appropriate amendment or supplement to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not contain any such untrue statement or omit to state any such material fact or be misleading and will expeditiously furnish to the Initial Purchaser, without charge, as many copies of such corrected Offering Memorandum as may be reasonably requested by the Initial Purchaser.

      (c) Within a reasonable amount of time prior to any proposed making of any amendment or supplement to the Offering Memorandum, the Company shall furnish a copy thereof to the Initial Purchaser for its review and shall not publish or use any such amendment or supplement without the prior written consent of the Initial Purchaser.

      (d) For so long as the Securities are outstanding, the Company shall comply with the terms of the Indenture and the other Operative Documents and shall promptly notify the Initial Purchaser if the Company discovers that any of its representations, warranties or agreements contained in this Agreement or in any of the other Operative Documents are not, at any time prior to the completion of the distribution of the Securities (as determined by the Initial Purchaser), true and correct, or if the Company has at any such time breached any of its obligations hereunder or thereunder or if any event has occurred that prevents or would prevent the Company from fulfilling its obligations hereunder or thereunder and the Company will take such steps as may be reasonably requested by the Initial Purchaser to remedy or publicize the same.

      (e) If, at any time prior to two years after the Delivery Date, the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall furnish, as soon as available, to the Initial Purchaser, and, upon the request of a holder of Securities, to such holder and any prospective purchaser designated by such holder, copies of the information required to be delivered as specified in Rule 144A(d)(4) under the Securities Act.

      (f) Neither the Company nor any of its affiliates (as defined in Regulation D) will take, directly or indirectly, any action designed to cause or to result in or which constitutes or which might reasonably be expected to cause, result in or constitute, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the offering and distribution of the Securities or any action prohibited by Regulation M under the Exchange Act.

      (g) The Company will endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser shall reasonably request and to continue such qualification in effect so long as reasonably required for resale of the Units by the Initial Purchaser; provided that the Company shall not be required as a result thereof to file a general consent to service of process in any jurisdiction. The Company will promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose.

      (h) For so long as the Securities are outstanding, the Company will promptly furnish to the Initial Purchaser copies of all reports or other communications (financial or other) furnished by the Company or the Trustee to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Securities and Exchange Commission (the "Commission") or any national securities exchange by the Company. This covenant is intended for the benefit of the holders of the Securities and their prospective purchasers from time to time.

      (i) Neither the Company, its Subsidiaries nor any affiliate (as defined in Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security the offering of which would be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act.

      (j) If requested by the Initial Purchaser, the Company shall use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the PORTAL Market.

      (k) The Company shall, if requested by the Initial Purchaser, use its best efforts to assist the Initial Purchaser in arranging to cause the Securities to be eligible for settlement through the facilities of The Depository Trust Company ("DTC") and agrees to comply with all of the terms and conditions and all agreements set forth in the representation letters of the Company relating to the approval of the Securities by DTC for "book entry" transfer and settlement.

      (l) The Company shall not, to the extent permitted by applicable law, claim voluntarily, and will resist actively any attempts to claim, the benefit of any usury laws against the Holders of the Notes.

      (m) The Company shall apply the net proceeds from the sale of the Units in the manner described in the Preliminary Offering Memorandum and the Offering Memorandum under the caption "Use of Proceeds."

      (n) The Company shall do and perform all things required or necessary to be done and performed under this Agreement by it prior to or after the Delivery Date and satisfy all conditions precedent to the delivery of the Units hereunder.

      (o) The Company shall not distribute prior to the Delivery Date any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

      (p) The Company shall cause the Exchange Offer to be made in the appropriate form and in accordance with the provisions of the Registration Rights Agreement, permit registered Exchange Notes to be offered in exchange for the Initial Notes and comply with all applicable federal and state securities laws in connection with the Exchange Offer.

      (q) The Company shall comply with all of its agreements set forth in the Indenture, the Registration Rights Agreement, the Warrant Registration Rights Agreement and the Escrow Agreement and the other Operative Documents.

      (r) The Company shall take all such steps as shall be necessary to ensure that the Company shall not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

      (s) The Company shall reserve and continue to reserve as long as any Warrants are outstanding, a sufficient number of Warrant Shares for issuance upon exercise of the Warrants.

      (t) Neither the Company nor any of its Subsidiaries or affiliates (as defined in Regulation D), nor any person acting on behalf of the Company, such Subsidiaries, or any such affiliate, has engaged or will engage, directly or indirectly, in any "directed selling efforts" with respect to the Securities within the meaning of Regulation S under the Securities Act and the Company, its Subsidiaries and all such affiliates will comply with the offering restriction requirements of Regulation S.

      (u) The Company shall refuse to register any transfer of the Units, Warrants or Warrant Shares not made in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided, however, that if a foreign law prevents the Company from refusing to register securities transfers, the Company shall implement other reasonable measures designed to prevent transfers of the Units, Warrants and Warrant Shares not made in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

      (v) Neither the Company, nor any of its Subsidiaries or affiliates (as defined in Regulation D), nor any person acting on its or their behalf, directly or indirectly, has engaged or shall engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

      (w) Neither the Company, nor any of its Subsidiaries or affiliates (as defined in Regulation D), nor any person acting on its or their behalf, shall, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, as defined in the Securities Act, under circumstances that would require the registration of the Securities under the Securities Act.

      (x) The Company will not, nor will it permit any of its Subsidiaries or affiliates (as defined in Regulation D) to, resell any Securities which have been acquired by any of them.

      (y) The Company, its officers and directors, its Subsidiaries and their officers and directors and all affiliates (as defined in Regulation D) will not issue, offer, sell, contract to sell or otherwise dispose of any securities of the Company, other than Common Stock or options or warrants convertible into Common Stock, without the consent of the Initial Purchaser until after the 180th day subsequent to the Delivery Date.

      6. Costs and Expenses. The Company agrees (whether or not the transactions contemplated hereby are consummated or this Agreement is terminated by any party hereto) to bear and pay all costs and expenses (including any taxes) incident to the authorization, issuance, sale and delivery of the Securities, relating to the preparation of this Agreement, the other Operative Documents, the Preliminary Offering Memorandum and the Offering Memorandum, and to the performance of its obligations hereunder and thereunder including, without limitation: (i) all costs, expenses and taxes in connection with the preparation, printing, issue, exchange and delivery of the Securities, including any stamp, issue or transfer, registration, documentary or withholding or other similar taxes and duties, including interest and penalties, incident to the authorization, issuance and sale of the Securities to the Initial Purchaser and the resale thereof by the Initial Purchaser and the execution and delivery of the Securities and the other Operative Documents, (ii) all costs and expenses incident to the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum, any amendments or supplements thereto, the Operative Documents and all other documents relating to the Offering; (iii) all fees and expenses of accountants and counsel for the Company and other advisors engaged by the Company; (iv) all fees and expenses of the Trustee and any registrar and paying, transfer, warrant and escrow agents (including expenses of their legal advisors); (v) the cost of all institutional and retail marketing or road show meetings, including travel and lodging; (vi) expenses in connection with the qualification of the Securities for sale in jurisdictions as contemplated by Paragraph 5(g), including but not limited to all filing fees paid by counsel for the Initial Purchaser and the preparation of Blue Sky memorandum and the fees of counsel for the Initial Purchaser relating thereto; (vii) all listing fees and expenses in connection with any listing of the Securities on any securities exchange or Nasdaq or for any application for quotation of the Securities on PORTAL; (viii) the fees and expenses of DTC (and its nominees, Euroclear and Cedel; and (ix) the fees and costs of counsel for the Initial Purchaser.

      7. Indemnification. (a) The Company shall indemnify and hold harmless the Initial Purchaser and each director, officer, employee and agent of the Initial Purchaser and their affiliates (as defined in the Securities Act) and each person, if any, who controls the Initial Purchaser or its affiliates within the meaning of the Securities Act or the Exchange Act (each a "Purchaser Indemnified Party"), from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which any Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, or relates to, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or which arises out of, or is based upon, the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) arises out of, or is based upon, or relates to, any breach of a representation, warranty or agreement of the Company set forth herein, and shall promptly reimburse each Purchaser Indemnified Party for all legal and other expenses, as such legal and other expenses are incurred, by such Purchaser Indemnified Party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, or relates to any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum and the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company relating to the Initial Purchaser by or on behalf of the Initial Purchaser expressly for inclusion therein; the Company acknowledges that the only such information is
(i) the third full paragraph on page (iv) thereof concerning stabilization and
(ii) the information contained under the caption "Plan of Distribution". The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Purchaser Indemnified Party.

      (b) The Initial Purchaser shall indemnify and hold harmless the Company and each director, officer, employee and agent of the Company and each person who controls the Company within the meaning of the Securities Act or the Exchange Act (each a "Company Indemnified Party"), from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which any Company Indemnified Party may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, or relates to any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum and the Offering Memorandum, or in any amendment thereof or supplement thereto, or (ii) arises out of, or is based upon, or relates to the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company relating to the Initial Purchaser by or on behalf of the Initial Purchaser expressly for inclusion therein, and shall promptly reimburse such Company Indemnified Party, as incurred, for any legal and other expenses incurred by such Company Indemnified Party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Initial Purchaser may otherwise have to any such Company Indemnified Party.

      (c) Promptly after receipt by an indemnified party under this

Paragraph 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 7, notify the indemnifying party in writing of the claim or the commencement of the action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Paragraph 7 except to the extent it has been materially prejudiced by such failure and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Paragraph 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof at the indemnifying party's expense has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
(iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (plus separate local counsel, if retained by the indemnified party) at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchaser, if the indemnified parties under this Paragraph 7 are Purchaser Indemnified Parties, or by the Company, if the indemnified parties under this Paragraph 7 are Company Indemnified Parties.

      (d) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement is for money damages only and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (e) If the indemnification provided for in this Paragraph 7 shall for any reason be unavailable to or insufficient to hold harmless any indemnified party under Paragraph 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the aggregate amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of the Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (obtained by subtracting accrued interest on the Notes, if any, but before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to a material fact relates to information supplied by the Company on the one hand or the Initial Purchaser on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 7(e) shall be deemed to include, for purposes of this Paragraph 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Paragraph 7, each other Purchaser Indemnified Party shall have the same rights to contribution as the Initial Purchaser, and each other Company Indemnified Party shall have the same rights to contribution as the Company.

      (f) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Paragraph 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Paragraph 7(e). The remedies provided for in this Paragraph 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      8. Conditions to Obligation of the Initial Purchaser. The obligation of the Initial Purchaser to purchase the Units is subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and under the other Operative Documents to be performed at or prior to the Delivery Date and to each of the following additional conditions:

      (a) The Initial Purchaser shall not have disclosed to the Company on or prior to the Delivery Date that the Offering Memorandum contains an untrue statement of a fact which, in its reasonable opinion, is material or omits to state a fact which, in its reasonable opinion, is material and is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Company shall not have prepared and distributed any amendment or supplement to the Offering Memorandum either without prior review by, or over the reasonable objection of, the Initial Purchaser; and no change shall have occurred in Rule 144A or Regulation S under the Securities Act (except, in the case of Regulation S, those amendments that are effective as of April 27, 1998) which in the reasonable judgment of the Initial Purchaser makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Units on the terms and in the manner contemplated in the Offering Memorandum and herein.

      (b) All corporate proceedings and other legal matters incident to the authorization, form, enforceability and validity of the Operative Documents and all other legal matters relating thereto and the transactions contemplated thereby shall be reasonably satisfactory in all respects to the Initial Purchaser and its counsel, and the Company shall have furnished to the Initial Purchaser all documents and information that it may reasonably request to enable it to pass upon such matters.

      (c) The Company shall have delivered to the Initial Purchaser a certified copy of the resolutions of the Board of Directors of the Company (or any authorized committee thereof, together with the resolutions of the Board of Directors establishing such committee) approving the creation and issue of the Securities by the Company on the terms and conditions of the Operative Documents and approving the terms of this Agreement and authorizing the execution and delivery of the Operative Documents and all other documents relevant to the issue of the Securities by the Company.

      (d) The Company shall have furnished to the Initial Purchaser the opinion or opinions of Milberg Weiss Bershad Hynes & Lerach LLP, Attorneys at Law, counsel to the Company, addressed to the Initial Purchaser and dated the Delivery Date, substantially in the form of Exhibit C hereto.

      (e) The Company shall have furnished to the Initial Purchaser on the Delivery Date a certificate, dated the Delivery Date, of the President and the Chief Financial Officer of the Company stating that:

            (i) The representations and warranties of the Company in this Agreement and the other Operative Documents are true and correct as of the Delivery Date; and the Company has complied with all the agreements and satisfied all the conditions in the Operative Documents on its part to be performed or satisfied at or prior to the Delivery Date;

            (ii) Such persons have carefully examined the Preliminary Offering Memorandum and the Offering Memorandum and, in their opinion (A) the Preliminary Offering Memorandum and the Offering Memorandum do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading and (B) since the date of the Offering Memorandum, there has occurred no event required to be set forth or described in an amendment or supplement to the Offering Memorandum which has not been so set forth; and

            (iii) Subsequent to the respective dates as of which financial information is given in the Offering Memorandum, and except as contemplated in the Preliminary Offering Memorandum and the Offering Memorandum, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the management, assets, condition (financial or otherwise), earnings, business affairs, stockholders' equity, results of operations, or prospects of the Company or any of the Subsidiaries.

      (f) The Company shall have furnished to the Initial Purchaser on the date hereof and on the Delivery Date a comfort letter (the "comfort letter") of Arthur Andersen LLP, addressed to the Initial Purchaser and dated the date hereof and the Delivery Date, (i) confirming that they are independent public accountants within the meaning of, and are in compliance with the applicable requirements relating to the qualification of accountants under, Rule 101 of the Rules of Conduct of the American Institute of Certified Public Accountants and
(ii) stating, as of the date of the comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the comfort letter), in effect that:

            (i) in their opinion the financial statements examined by them and included in the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations;

            (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of Interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Memorandum;

            (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have the responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                  (A) any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                  (B) the unaudited financial statements and summary financial information included in the Offering Memorandum do not comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations;

                  (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of the letter, there was any change in the capital stock greater than $150 or any increase in long-term debt of the Company and its subsidiaries consolidated or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets greater than $1,700,000, as compared with amounts shown on the latest balance sheet included in the Offering Memorandum, or

                  (D) for the period from the closing date of the latest income statement included in the Offering Memorandum to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net revenues greater than $500,000;

            (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Memorandum (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

            (v) containing such other matters as the Initial Purchaser may reasonably request.

      (g) The Initial Purchaser shall have received the opinion of Chadbourne & Parke LLP, its counsel, addressed to it and dated the Delivery Date, in form and substance satisfactory to the Initial Purchaser.

      (h) The Units shall have been accepted for settlement through the facilities of DTC.

      (i) At the Delivery Date the certificates for the Units shall have been duly authorized, executed and delivered by the Company and, in the case of the Notes, duly authenticated by the Trustee and, in the case of the Warrants, duly countersigned by the Warrant Agent.

      (j) Subsequent to the date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), management, business, prospects, assets, stockholders' equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, not contemplated by the Preliminary Offering Memorandum or the Offering Memorandum which, in the judgment of the Initial Purchaser, would materially adversely affect the market for the Units, or (ii) any event or development relating to or involving the Company and its Subsidiaries considered as one enterprise or any officer or director thereof which makes any statement made in the Offering Memorandum untrue or which, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the judgment of the Initial Purchaser, materially adversely affect the market for the Units, or (iii) any change in the capital stock of the Company or any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto).

      All opinions, letters, evidences and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Chadbourne & Parke LLP, counsel to the Initial Purchaser.

      Any certificate or document signed by any officer of the Company and delivered to the Initial Purchaser, or to its counsel, shall be deemed a representation and warranty by the Company as to the statements made therein.

      If any of the conditions set forth in this Paragraph 8 are not satisfied on or prior to the Delivery Date, this Agreement and all obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser.

      9. Stabilization. The Initial Purchaser may, at its discretion, to the extent permitted by applicable law, make purchases and sales of the Securities for its own account in the open market or otherwise for long or short account, on such terms as it deem advisable in connection with the distribution of the Securities, with a view to stabilizing or maintaining the market price of the Securities at a level other than that which might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time. In such circumstances, as between the Company, on the one hand, and the Initial Purchaser, on the other hand, the Initial Purchaser shall act as principal, and any loss resulting from stabilization shall be borne, and any profit arising therefrom and any sum received by it shall be beneficially retained, by the Initial Purchaser for its own account.

      10. Termination. The Initial Purchaser, in its absolute discretion, may terminate this Agreement by notice given to and received by the Company at any time before payment is made to the Company on the Delivery Date (i) if there has been, since the respective dates as of which information is given in the Offering Memorandum, any change which is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Units on the terms and in the manner contemplated by this Agreement or the Offering Memorandum or (ii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange or the NASD, or if trading generally has been suspended or materially limited on or by the American Stock Exchange, the New York Stock Exchange or the NASD or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or of the NASD or any other governmental authority, or (iii) if a banking moratorium has been declared by either Federal or New York authorities. In addition, notwithstanding anything contained in this Agreement, the Initial Purchaser may by notice to the Company terminate this Agreement at any time before the time on the Delivery Date when payment would otherwise be due under this Agreement to the Company in respect of the Units if, in the judgment of the Initial Purchaser, there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls or any calamity or crisis as would in its view be likely to prejudice the success of the offering and distribution of the Units as contemplated by the Offering Memorandum or dealings in the Units in the secondary market. Upon any termination notice being given under this Paragraph 10, the parties to this Agreement shall (except for the respective liabilities of the Company and the Initial Purchaser in relation to expenses and indemnification and contribution as provided in Paragraph 6 and Paragraph 7, respectively, and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

      11. Restrictions. The Initial Purchaser represents, warrants and agrees with the Company that:

      (a) The Initial Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A.

      (b) The Initial Purchaser (i) is not acquiring the Units with a view to any distribution thereof or with any present intention of offering or selling any of the Units in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Units only to (A) "qualified institutional buyers" within the meaning of Rule 144A in reliance on an exemption from the registration requirements of the Securities Act provided by Rule 144A and (B) in "offshore transactions" in reliance upon Regulation S under the Securities Act.

      (c) No form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D) has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Units and none of the Initial Purchaser nor any of its affiliates or any person acting on its behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Units.

      (d) The Initial Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Units, Notes, or Warrants to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Units, the Notes, or the Warrants, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Security Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by them in relation to the Units, the Notes and the Warrants in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Units, the Notes and the Warrants to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

      (e) The Initial Purchaser agrees that it will not offer, sell or deliver any of the Units in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Units in such jurisdictions. The Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

      (f) The Initial Purchaser agrees that it has not offered or sold, and it will not offer or sell, the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until (A) in the case of the Initial Notes, 40 days and (B) in the case of the Units, Warrants and Warrant Shares, one year after the later of the commencement of the offering of the Units pursuant hereto and the Delivery Date, other than in accordance with Regulation S of the Securities Act, pursuant to registration under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act. The Initial Purchaser agrees that, (x) during the 40-day or one-year distribution compliance period, as applicable, it will not cause any advertisement with respect to any of the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S and (y) during the one-year distribution compliance period, it will not engage in any hedging transactions with regard to the Units, Warrants or Warrant Shares unless in compliance with the Securities Act.

      12. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements and other statements of any person set forth in or made pursuant to this Agreement shall survive the delivery of and payment for the Units and shall remain in full force and effect as if made on the Delivery Date regardless of any investigation made by or on behalf of any person referred to in Paragraph 7. The provisions of Paragraphs 6 and 7 shall survive the termination or cancellation of this Agreement.

      13. Notices. Any notice or notification in any form to be given hereunder shall be in writing and shall be delivered in person or sent by telephone or facsimile transmission (but in the case of a notification by telephone, with subsequent confirmation by letter or facsimile transmission). Any notice or notification to the Company shall be addressed to the Company at:

      Bell Technology Group Ltd.

      295 Lafayette Street
      New York, New York  10012

      Attention: Marc H. Bell, President
      Telecopy No: (212) 334-8507

      with a copy to:

      Milberg Weiss Bershad Hynes & Lerach LLP
      One Pennsylvania Plaza
      New York, New York  10119

      Attention: Arnold N. Bressler, Esq.
      Telecopy No: (212) 868-1229

      Any notice or notification to the Initial Purchaser shall be addressed to it at:

      ING Baring (U.S.) Securities, Inc.
      135 East 57th Street
      New York, New York  10022

      Attention: Legal Department
      Telecopy No: (212) 409-0432

      with a copy to:

      Chadbourne & Parke LLP
      30 Rockefeller Plaza
      New York, New York  10112

      Attention: Lorraine Massaro, Esq.
      Telecopy No: (212) 541-5369

      Any notice or notification shall (subject to confirmation when required) take effect at the time of receipt.

      14. Benefit. This Agreement shall be binding upon the Initial Purchaser, the Company and their respective successors. This Agreement and the terms and provisions hereof are, unless otherwise specified herein, for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of each Purchaser Indemnified Party and (b) the indemnity agreement of the Initial Purchaser contained in Paragraph 7 hereof shall be deemed to be for the benefit of each Company Indemnified Party. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this

Paragraph 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party hereto.

      15. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument. The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. Time shall be of the essence of this Agreement.

      If any provision or portion of any provision of the Agreement, or the application of any such provision or any portion thereof to any party or circumstances, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining portion of such provision and the remaining provisions of this agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to any parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such remaining portion of such provision and the remaining provisions of this Agreement shall continue to be valid and in full force and effect.

      If the foregoing is in accordance with the Initial Purchaser's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Initial Purchaser in accordance with its terms.

      This Agreement may be signed in counterparts which together shall constitute one and the same instrument.

                                           Very truly yours,

                                           BELL TECHNOLOGY GROUP LTD.


                                           By:
                                               ---------------------------------
                                               Name: Marc H. Bell
                                               Title: President

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

ING BARING (U.S.) SECURITIES, INC.,
as Initial Purchaser


By:
   ----------------------------
Name:
Title:

                                                                       EXHIBIT C

                       Opinion of Counsel for the Company

      (a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and engage in the business in which it is engaged or proposes to engage in as described in the Preliminary Offering Memorandum and the Offering Memorandum. The Company is duly registered and qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, have a Material Adverse Effect. Each Subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own, lease and operate its properties and engage in the business in which it is engaged or proposes to engage in and is duly registered and qualified as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, to the best knowledge of such counsel, are owned by the Company free and clear of any Lien, except as described in the Preliminary Offering Memorandum and the Offering Memorandum.

      (b) The execution, delivery and performance by the Company of the Operative Documents and the issuance and sale of the Securities and the consummation of the transactions contemplated therein have been duly authorized by all necessary corporate action. Neither the issuance, offer, sale or delivery of the Securities, or the issuance or delivery of the Warrant Shares upon exercise of the Warrants, the execution, delivery and performance by the Company of the Operative Documents nor the compliance by the Company with all the provisions thereof nor the consummation of the transactions contemplated thereby and by the Preliminary Offering Memorandum and the Offering Memorandum, (i) will require any consent, approval, authorization, waiver or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, authority or other governmental body, agency or official, except for such consents, approvals, authorizations, filings or other orders as have been obtained and which are in full force and effect (and other than those consents, approvals, authorizations, registrations or filings which are customary in connection with the performance by the Company of its obligations under the Escrow Agreement, the Registration

Rights Agreement and the Warrant Registration Rights Agreement), (ii) conflicts with or will conflict with, or constitutes or will constitute a breach of or a default under, any of the terms or provisions of the certificate of incorporation or by-laws or other organizational or constitutive documents of the Company or any of the Subsidiaries, or (iii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default (or an event that with notice or the lapse of time or both would constitute a default) or the loss of any material benefit under, or the termination of, or will result in the creation or imposition of any Lien upon any property or assets of the Company or any of the Subsidiaries pursuant to, any material Contract to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor (iv) to the best of such counsel's knowledge, violates or conflicts with or will violate or conflict with any laws, regulations or administrative or court orders, injunctions, decrees or judgments applicable to the Company or any of the Subsidiaries or their respective properties or affecting any of their respective businesses.

      (c) The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except to the extent that the provisions of Paragraph 7 thereof may be limited by securities law or unenforceable as against public policy.

      (d) The Indenture has been duly authorized, executed and delivered by the Company and, upon its execution and delivery by the Trustee will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The description of the Indenture in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects. The Indenture is in a form which would meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

      (e) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and upon its execution and delivery by the Initial Purchaser, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), except to the extent that rights to indemnification thereunder may be limited by applicable securities laws or unenforceable as against public policy. The description of the Registration Rights Agreement in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects.

      (f) The Warrant Agreement has been duly authorized, executed and delivered by the Company and upon its execution and delivery by the Warrant Agent, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The description of the Warrant Agreement in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects.

      (g) The Warrant Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, upon the execution and delivery thereof by the Initial Purchaser will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally, and
(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto. The description of the Warrant Registration Rights Agreement in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects.

      (h) The Escrow Agreement has been duly authorized, executed and delivered by the Company and upon the execution and delivery thereof by the Trustee, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The description of the Escrow Agreement in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects. Upon the deposit of a portion of the net proceeds of the Offering on the Delivery Date in the Escrow Account and the subsequent purchase of the Pledged Securities to be held in the Escrow Account (such proceeds and Pledged Securities together, the "Collateral"), the Company will be the sole beneficial owner of the Collateral and no Lien will exist upon the Collateral or the Escrow Account (and no right or option to acquire the same will exist in favor any other person or entity) except for the Lien in favor of the Trustee for the benefit of the Holders of the Notes, to be created or provided in the Escrow Agreement, which shall constitute a first priority perfected pledge and security interest in and to all of the Collateral and the Escrow Account.

      (i) The Company has duly and validly authorized the issuance and sale of the Units. The Initial Notes have been duly executed by the Company and when authenticated and delivered in the manner provided for in the Purchase Agreement and the Indenture against payment of the consideration therefor specified therein on the Delivery Date, the Initial Notes will constitute legal, valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the Notes will constitute direct, senior indebtedness of the Company and will rank at least pari passu with each other and with all other present and future unsecured senior indebtedness of the Company. The description of the Initial Notes in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects.

      (j) The Warrants have been duly and validly authorized for issuance and sale and duly executed by the Company and, when issued and countersigned in accordance with the terms of the Warrant Agreement and delivered on the Delivery Date against payment therefor in accordance with the terms hereof and thereof, the Warrants will be entitled to the benefits of the Warrant Agreement and will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting the creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The description of the Warrants in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects. The Warrants are exercisable into Warrant Shares in accordance with the terms of the Warrant Agreement. The Company has duly authorized and reserved for issuance the Warrant Shares and, when issued and paid for upon exercise of the Warrants in accordance with the terms of such Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

      (k) The Company has duly and validly authorized the issuance and sale of the Exchange Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Exchange Notes will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the Exchange Notes will constitute direct, senior indebtedness of the Company and will rank pari passu with the Initial Notes. The description of the Exchange Notes in the Preliminary Offering Memorandum and the Offering Memorandum is accurate in all material respects.

      (l) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The authorized and outstanding capital stock of the Company conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum (and such description correctly states the substance of the provisions of the instruments defining the capital stock of the Company). To the best knowledge of such counsel, except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no outstanding rights (including, without limitation, preemptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any share of capital stock or other equity interest or ownership interest in the Company or any of its Subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest or ownership interest in the Company or any of its Subsidiaries or any such convertible or exchangeable securities or instruments or any such rights, warrants or options.

      (m) Except as otherwise set forth in the Preliminary Offering Memorandum and the Offering Memorandum, to the best of such counsel's knowledge, there is
(A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, pending or threatened, as to which the Company or any of the Subsidiaries is or will be, a party or as to which the business, assets or property of the Company or any of the Subsidiaries is or will be, subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or official, and (C) no injunction, restraining order or order of any nature that has been issued by a federal or state court or foreign court of competent jurisdiction to which the Company or any of the Subsidiaries is or will be subject or affecting the business, assets or property of the Company or any of the Subsidiaries that could, in the case of clauses (A), (B) and (C), individually or in the aggregate, have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations under the Operative Documents or be otherwise material in the context of the sale of the Securities. To the best of such counsel's knowledge, there are no legal or administrative proceedings, statutes, contracts or documents concerning the Company or any of the Subsidiaries of a character that would be required to be described in a registration statement on Form SB-2 under the Securities Act that is not described in the Preliminary Offering Memorandum and the Offering Memorandum.

      (n) Except as otherwise set forth in the Preliminary Offering Memorandum and the Offering Memorandum, to the best of such counsel's knowledge, (i) the Company and each of the Subsidiaries have good and marketable title to all properties and assets described in the Preliminary Offering Memorandum and the Offering Memorandum as being owned by it, free and clear of any Lien, except, individually and in the aggregate, Liens for taxes not yet due and payable and except such as do not materially and adversely affect the value of such property and assets and do not materially interfere with the use made or proposed to be made of such property or asset by the Company or such Subsidiary, (ii) the material agreements to which the Company and each of the Subsidiaries is a party are legal, valid and binding agreements, enforceable against the Company or such Subsidiary, as applicable, in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity, and it has not come to such counsel's attention that any of the other contracting party or parties thereto are in material breach or default under any of such agreements and (iii) the Company and the Subsidiaries have valid and enforceable leases for the properties leased by them, and the Company or such Subsidiary enjoys peaceful and undisturbed possession under all such leases with such exceptions as do not materially interfere with the use thereof made by the Company or such Subsidiary, and such leases conform in all material respects to the descriptions thereof, if any, set forth in the Preliminary Offering Memorandum and the Offering Memorandum.

      (o) The Company and each of the Subsidiaries have all requisite power and authority (corporate and other), and all Permits that are material to the conduct of the business of the Company and each of the Subsidiaries (as such business is currently conducted and as proposed to be conducted as described in the Preliminary Offering Memorandum and the Offering Memorandum), except for such Permits the failure of which to hold would not, individually or in the aggregate, not have a Material Adverse Effect, or adversely affect the ability of the Company to perform its obligations under the Operative Documents or be otherwise material in the context of the sale of the Securities, and all of which are valid and in full force and effect (and there is no proceeding pending or, to the best knowledge of such counsel, threatened which may cause any such Permit to be withdrawn, canceled, suspended or not renewed). To the best of such counsel's knowledge, the Company and the Subsidiaries are not in violation of, or in default under, and have fulfilled and performed all their obligations with respect to such Permits, other than those obligations which would not, individually or in the aggregate, have a Material Adverse Effect and no event has occurred which allows or would allow revocation or termination thereof or result in any material impairment of the rights of the holder of any such Permit. The Company and the Subsidiaries are not (i) in violation of their respective certificates of incorporation, as amended, or bylaws, as amended or,
(ii) to the best of such counsel's knowledge, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract or in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency, body or authority, except in the case of this clause (ii) for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations under the Operative Documents or be otherwise material in the context of the sale of the Securities. Except as otherwise set forth in the Preliminary Offering Memorandum and the Offering Memorandum, the Company and each of the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, inventions, copyrights, manufacturing processes, formulae, trade secrets, know-how, franchises, and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and material intangible property and assets (collectively, "Intellectual Property") necessary to the conduct of their business as currently conducted and as proposed to be conducted as described in the Preliminary Offering Memorandum and the Offering Memorandum. The Preliminary Offering Memorandum and the Offering Memorandum fairly and accurately describe the Company's rights with respect to the Intellectual Property. Such counsel is not aware of any claim to the contrary with respect to any Intellectual Property which could, individually or in the aggregate, have a Material Adverse Effect.

      (p) To the best of such counsel's knowledge: the Company and each of the Subsidiaries have filed on a timely basis with the appropriate taxing authorities (or have received an extension for filing with respect to) all tax returns, reports and other information required to be filed by it (except where such failure to file would not, individually or in the aggregate, have a Material Adverse Effect), and each such tax return, report or other information was, when filed, accurate and complete; and, except as described in the Preliminary Offering Memorandum and the Offering Memorandum, each of the Company and the Subsidiaries has duly paid, or has made adequate provision for, all taxes required to be paid by it and any other assessment, fine or penalty levied against it, no tax deficiency is currently asserted or contemplated against the Company or any of the Subsidiaries.

      (q) The Company, is not now, and as a result of the offer and sale of the Securities in the manner contemplated in the Purchase Agreement and the Preliminary Offering Memorandum and the Offering Memorandum and the application of the net proceeds of such sale as described in the Preliminary Offering Memorandum and the Offering Memorandum, will not be, an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number or type of holders of the Company's securities.

      (r) To the best of such counsel's knowledge, the Company and each of the Subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their businesses as currently conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. To the best of such counsel's knowledge, no action, proceeding, revocation proceeding, writ, injunction or claim is pending or threatened relating to the Environmental Laws or to the Company's or any of the Subsidiaries' activities involving Hazardous Materials. To the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries has engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's or any of the Subsidiaries' properties or former properties, except where such use, manufacture, transportation or storage is in compliance with Environmental Laws, or to the extent such activity would not, individually or in the aggregate, have a Material Adverse Effect. To the best of such counsel's knowledge, no Hazardous Materials have been treated or disposed of on any of the Company's or any of the Subsidiaries' properties or on properties formerly owned or leased by the Company or any of the Subsidiaries during the time of such ownership or lease, except in compliance with Environmental Laws, or those that would not, individually or in the aggregate, have a Material Adverse Effect.

      (s) To the best of such counsel's knowledge: no payments or inducements were made or given, directly or indirectly, to any federal or local officials in any jurisdiction by the Company or by any of the Subsidiaries, by any of their officers, directors, employees or agents or by any other person in connection with any opportunity, agreement, license, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any of the Subsidiaries, except for such payments or inducements as were lawful under applicable written laws, rules and regulations, and neither the Company nor any of the Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;
(ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or the Subsidiaries.

      (t) To the best of such counsel's knowledge, neither of the Company nor any of the Subsidiaries or any of its or their officers, directors or affiliates (as defined in Regulation D) has taken or will take, directly or indirectly, any action designed to cause or to result in or that has constituted, or might reasonably be expected to cause or result in or constitute, under the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

      (u) To the best of such counsel's knowledge: neither the Company nor any of the Subsidiaries nor any of their affiliates (as defined in Regulation D) nor any person acting on its or their behalf has, directly or indirectly, engaged in or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities; the Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in "offshore transactions" as defined in such Regulation S;

the sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act; the Company, each of the Subsidiaries and such affiliates and all persons acting on their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with offering the Securities outside the United States.

      (v) Except as otherwise set forth in the Operative Documents or the Preliminary Offering Memorandum and the Offering Memorandum, there are no holders of securities of the Company which by reason of the execution of any Operative Document and the consummation of the transactions contemplated thereby, have the right to request or demand that the Company register any of its securities under the Securities Act.

      (w) The Securities will, when issued, satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act and will not be of the same class (within the meaning of Rule 144A under the Securities Act) as any security of the Company that is listed on a national securities exchange registered under
Section 6 of the Exchange Act, or that is quoted on an automated inter-dealer quotation system.

      (x) To the best of such counsel's knowledge, neither the Company, the Subsidiaries nor any of their affiliates (as defined in Regulation D), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, or otherwise negotiated in respect of, any "security", as defined in the Securities Act, under circumstances that would require the registration of the Securities under the Securities Act.

      (y) Neither the Company, the Subsidiaries nor any of their affiliates (as defined in of Regulation D), nor any person acting on its or their behalf, directly or indirectly, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

      (z) All necessary actions, authorizations, conditions and things required to be taken, given, fulfilled and done by the Company have been, or will, on the Delivery Date, have been taken, given, fulfilled and done in connection with (i) the issue of the Offering Memorandum; (ii) the execution and delivery of the Global Certificates, and the other Operative Documents; (iii) the execution, delivery and issuance of the Securities, (iv) and, to the best of such counsel's knowledge, the compliance with all provisions of the Operative Documents to be performed or complied with by such date.

      Such counsel shall also state that to the best of its knowledge after due inquiry, the Preliminary Offering Memorandum did not at its date and the

Offering Memorandum did not at its date and does not at the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                      C-11